Exhibit 4.8

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS.

THE SALE OR OTHER DISPOSITION OF, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY AND SUBJECT TO THE PROVISIONS OF AN AGREEMENT DATED AS OF JUNE 28, 2006, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THIS CERTIFICATE. A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY.

June 28, 2006	W-

LEV PHARMACEUTICALS, INC.

COMMON STOCK WARRANT

THIS CERTIFIES that, for value received, Ira Kalfus and his permitted transferees hereunder (the “Holder”), is entitled to subscribe for and purchase from LEV PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), _____ fully paid and nonassessable shares (the “Warrant Shares”) of common stock, $.01 par value, of the Company (the “Common Stock”) at $0.62 per share (the “Warrant Price”) subject to adjustment as provided in Section 2 hereof. Commencing on the date of issuance, this Warrant may be exercised for all of the Warrant Shares on or prior to June 28, 2013 (the “Exercise Period”). This Warrant is being issued pursuant to the terms of a Consulting Agreement between the Company and the Holder dated as of June 28, 2006.

Section 1.  Exercise of Warrant.

(a)  General. In accordance with the terms and conditions set forth herein and subject to the terms and conditions of Section 2.2 of the Statement of Work No. 1 between the Company and the Holder, dated as of the 28th day of June 2006 (the “Statement of Work”), during the Exercise Period, this Warrant may be exercised by the Holder as to the whole or any lesser number of an aggregate of all of the Warrant Shares covered hereby. Notwithstanding anything else set forth herein, this Warrant shall terminate and no longer be exercisable (to the extent described in the Statement of Work) upon the occurrence of the terms and conditions described in Section 2.2 of the Statement of Work.

(b)  To exercise this Warrant, the Holder shall surrender this Warrant to the Company at its principal executive office together with the Notice of Exercise attached hereto as Exhibit A, duly completed and executed by the Holder, and make payment to the Company of the aggregate Warrant Price for the Warrant Shares to be purchased in the form of (i) a check made payable to the Company, (ii) wire transfer according to the Company’s instructions or (iii) any combination of (i) and (ii). The exercise of this Warrant shall be deemed to have been effected on the day on which the Holder surrenders this Warrant to the Company and satisfies all of the requirements of this Section 1. Upon such exercise, the Holder will be deemed a shareholder of record of those Warrant Shares for which the warrant has been exercised with all rights of a shareholder (including, without limitation, all voting rights with respect to such Warrant Shares and all rights to receive any dividends with respect to such Warrant Shares). If this Warrant is to be exercised in respect of less than all of the Warrant Shares covered hereby, the Holder shall be entitled to receive a new warrant covering the number of Warrant Shares in respect of which this Warrant shall not have been exercised and for which it remains subject to exercise. Such new warrant shall be in all other respects identical to this Warrant.

SECTION 2.  Adjustment of Warrant Price. If, at any time during the Exercise Period, the number of outstanding shares of Common Stock is (i) increased by a stock dividend payable in shares of Common Stock or by a subdivision or split of shares of such class of Common Stock, or (ii) decreased by a combination or reverse split of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive the benefits of such stock dividend, subdivision, split-up, reverse split-up or combination, the Warrant Price shall be proportionately reduced, in the case of an increase in shares of Common Stock outstanding, or proportionately increased, in the case of a decrease in shares of Common Stock outstanding, in both cases by the ratio which the total number of shares of Common Stock to be outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

SECTION 3.  Adjustment of Warrant Shares. Upon each adjustment of the Warrant Price as provided in Section 2, the Holder shall thereafter be entitled to subscribe for and purchase, at the Warrant Price resulting from such adjustment, the number of Warrant Shares equal to the product of (i) the number of Warrant Shares existing prior to such adjustment and (ii) the quotient obtained by dividing (A) the Warrant Price existing prior to such adjustment by (B) the new Warrant Price resulting from such adjustment. No fractional shares of capital stock of the Company shall be issued as a result of any such adjustment, and any fractional shares resulting from the computations pursuant to this paragraph shall be eliminated without consideration.

SECTION 4.  No Shareholder Rights. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

SECTION 5.  Covenant of the Company. The Company covenants and agrees that the Company shall at all times have authorized and reserved or shall authorize and reserve, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

SECTION 6.  Investment Representations and Warranties. The Holder hereby represents and warrants to the Company as follows:

(a)  The Holder is acquiring the Warrant, and it will acquire the Common Stock issuable upon exercise thereof, for its own account, for investment and not with a view to the distribution thereof, nor with any present intention of distributing the same. The Holder understands that the Warrant and Common Stock issuable upon exercise thereof, will not be registered under the Act or registered or qualified under any state securities or “blue-sky” laws, by reason of their issuance in a transaction exempt from the registration and/or qualification requirements thereof, and that they must be held indefinitely unless a subsequent disposition thereof is registered under the Act or registered or qualified under any applicable state securities or “blue-sky” laws or is exempt from registration and/or qualification.

(b)  The Holder understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the Holder) promulgated under the Act depends on the satisfaction of various conditions and that, if applicable, Rule 144 may only afford the basis for sales under certain circumstances only in limited amounts.

(c)  The Holder has no need for liquidity in its investment in the Company, and is able to bear the economic risk of such investment for an indefinite period and to afford a complete loss thereof.

(d)  The Holder is an “accredited investor” as such term is defined in Rule 501 (the provisions of which are known to the Holder) promulgated under the Act.

SECTION 7.  Restrictions on Transfer. The Holder of this Warrant by acceptance hereof agrees that the transfer of this Warrant and the shares of Common Stock issuable upon exercise of this Warrant are subject to the following provisions:

(a)  General. Subject to the requirements of the Act or any applicable state securities laws, the Holder may sell, assign, transfer or otherwise dispose of all or any portion of this Warrant or the Warrant Shares acquired upon any exercise hereof at any time and from time to time. Upon the sale, assignment, transfer or other disposition of all or any portion of this Warrant, Holder shall deliver to the Company a written notice of such in the form attached hereto as Exhibit B, duly executed by the Holder, which includes the identity and address of any purchaser, assignor or transferee.

(b)  Restrictive Legend. Each certificate for Warrant Shares held by the Holder and each certificate for any such securities issued to subsequent transferees of any such certificate shall be stamped or otherwise imprinted with legends in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY RELEVANT STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS”.

(c)  Indemnification. The Holder acknowledges that he, she or it understands the meaning and legal consequences of the representations, warranties and acknowledgments he, she or it has made in Section 7 and elsewhere in this Warrant and he, she or it understands that the Company is relying upon the truth and accuracy thereof. Accordingly, the Holder hereby agrees to indemnify and hold harmless the Company, its officers, agents and representatives, from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty of the Holder contained in this Warrant.

SECTION 8.  Piggyback Registration Rights

(a) The Company shall advise the Holder of this Warrant or of the Warrant Shares or any then Holder of Warrants or Warrant Shares (such persons being collectively referred to herein as “Holders”) by written notice at least 15 days prior to the filing by the Company with the Securities and Exchange Commission of any registration statement under the Securities Act of l933 (the “Act”) covering securities of the Company, except on Forms S-4 or S-8 (or similar successor form) or post-effective amendments to any registration statement effective prior to the date this Warrant was issued, and upon the request of any such Holder within ten days after the date of such notice, include in any such registration statement such information as may be required to permit a public offering of the Warrant Shares. The Company shall supply such number of prospectuses and other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Warrant Shares, qualify the Warrant Shares for sale in such states as any such Holder reasonably designates and do any and all other acts and things which may be necessary or desirable to enable such Holders to consummate the public sale or other disposition of the Warrant Shares, and furnish indemnification in the manner as set forth in sub-paragraph (b) of this Section. Such Holders shall furnish information and indemnification as set forth in sub-paragraph (b) of this Section. For the purpose of the foregoing, inclusion of the Warrant Shares by the Holder in a Registration Statement pursuant to this sub-paragraph (a) under a condition that the offer and/or sale of such Warrant Shares not commence until a date not to exceed 90 days from the effective date of such registration statement shall be deemed to be in compliance with this sub-paragraph (a).

(b) The following provisions of this Section shall also be applicable to the exercise of the registration rights granted hereunder:

(A) The foregoing registration rights shall be contingent on the Holders furnishing the Company with such appropriate information (relating to the intentions of such Holders) as the Company shall reasonably request in writing. Following the effective date of such registration, the Company shall upon the request of any owner of Warrants and/or Warrant Shares forthwith supply such number of prospectuses meeting the requirements of the Act as shall be requested by such owner to permit such Holder to make a public offering of all Warrant Shares from time to time offered or sold to such Holder, provided that such Holder shall from time to time furnish the Company with such appropriate information (relating to the intentions of such Holder) as the Company shall request in writing. The Company shall also use its best efforts to qualify the Warrant Shares for sale in such states as such Holder shall reasonably designate.

(B) The Company shall bear the entire cost and expense of any registration of securities initiated by it under sub-paragraph (a) of this Section notwithstanding that Warrant Shares subject to this Warrant may be included in any such registration. Any Holder whose Warrant Shares are included in any such registration statement pursuant to this Section shall, however, bear the fees of his own counsel and any registration fees, transfer taxes or underwriting discounts or commissions applicable to the Warrant Shares sold by him pursuant thereto.

(C) The Company shall indemnify and hold harmless each such Holder and each underwriter, if any, within the meaning of the Act, who may purchase from or sell for any such Holder any Warrant Shares from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereto or any registration statement under the Act or any prospectus included therein required to be filed or furnished by reason of this Section or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by such Holder or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such underwriter within the meaning of such Act; provided, however, that the Company shall not be obliged so to indemnify any such Holder or underwriter or controlling person unless such Holder or underwriter shall at the same time agree to indemnify the Company, its directors, each officer signing the related registration statement and each person, if any, who controls the Company within the meaning of such Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this Section or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to the Company by any such Holder or underwriter expressly for use therein.

(D)	The Company may withdraw the registration at any time.

SECTION 9.  Amendment. The terms and provisions of this Warrant may not be modified or amended, except with the written consent of the Company and the Holder.

SECTION 10.  Reorganizations, Etc. In case, at any time during the Exercise Period, of any capital reorganization, of any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing operation and which does not result in any change or reclassification in the Warrant Shares) or of the sale of all or substantially all the properties and assets of the Company as an entirety to any other corporation, then upon the consummation of any such transaction, (a) the Holder’s right to purchase the Warrant Shares pursuant to this Warrant shall immediately fully vest and become exercisable and (b) this Warrant shall be exercisable for the kind and number of shares of stock or other securities or property of the Company or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold to which such holder would have been entitled if he, she or it had held the Warrant Shares issuable upon the exercise hereof immediately prior to such reorganization, reclassification, consolidation, merger or sale.

SECTION 11.  Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

SECTION 12.  Notices. All notices, advices and communications to be given or otherwise made to any party to this Warrant shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopier or duly sent by first class registered or certified mail, return receipt requested, postage prepaid, or by overnight courier, or by electronic mail, with a copy thereof to be sent by mail (as aforesaid) within 24 hours of such electronic mail, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by the addressee to the addresser listing all parties:

(a)	If to the Company, to:

Lev Pharmaceuticals, Inc.
122 East 42nd Street, Suite 1700
New York, NY 10168
Attn.: Joshua D. Schein, Ph.D.,
Chief Executive Officer
and

(b)	If to the Holder, to:

Ira Kalfus, M.D.

or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (i) in the case of personal delivery or delivery by telecopier, on the date of such deliver, (ii) in the case of nationally-recognized overnight courier, on the next business day after the date when sent and (ii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted. As used in this Section 11, “business day” shall mean any day other than a day on which banking institutions in the State of New York are legally closed for business.

SECTION 13.   Binding Effect on Successors. Subject to Section 9 hereof, this Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets.

SECTION 14.   Descriptive Headings and Governing Law. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York (without giving effect to conflicts of law principles thereunder).

SECTION 15.   Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Warrant Price.

* * *

IN WITNESS WHEREOF, the undersigned has caused this Warrant to be executed by its duly authorized officer as of the date first above written.

LEV PHARMACEUTICALS, INC.

By:
Joshua D. Schein, Ph.D. Chief Executive Officer

Exhibit A

NOTICE OF EXERCISE
COMMON STOCK WARRANT

To: Lev Pharmaceuticals, Inc.

The undersigned hereby:

1.  (a) elects to purchase _______ shares of Common Stock (“Common Stock”) of Lev Pharmaceuticals, Inc., a Delaware corporation, (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the aggregate exercise price therefor and any transfer taxes payable pursuant to the terms of the Warrant; or

2. (b) elects to exercise this Warrant for the purchase of ________ shares of the Common Stock pursuant to the provisions of Section 1(b) of the attached Warrant.

Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name or names as are specified below:

Name:      _________________________________________________________________
Address:  _________________________________________________________________
                 _________________________________________________________________

IN WITNESS WHEREOF, the Holder has executed this Notice of Exercise effective this ___ day of ________, ______.

_______________________________
(Signature)

Exhibit B

Form of Assignment
[To be signed only upon transfer of Warrant]

For value received, the undersigned hereby sells, assigns and transfers unto _______________________ the right represented by the within Warrant to purchase _______ shares of Common Stock of LEV PHARMACEUTICALS, INC., to which the within Warrant relates, and appoints _________________________, Attorney to transfer such right on the books of LEV PHARMACEUTICALS, INC., with full power of substitution in the premises.

Dated:_____________    _____________________________
(Signature)

Signed in the presence of:

______________________________